Exhibit 4.1.5

BeOne Medicines Ltd.

Amended and Restated as of May 27, 2025

Citibank, N.A. – ADR Department
388 Greenwich Street
New York, New York 10013
Attention: Account Management

BeOne Medicines Ltd. (CUSIP No.: 07725L987)

Dear Sirs:

Reference is hereby made to (i) the Amended and Restated Deposit Agreement, dated as of May 27, 2025, as may be amended and supplemented from time to time (the “Deposit Agreement”), by and among BeOne Medicines Ltd. (formerly known as “BeiGene, Ltd.”), a company limited by shares incorporated and existing under the laws of Switzerland (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder, and (ii) the Amended and Restated Restricted ADS Letter Agreement, dated as of May 27, 2025 (the “Restricted ADS Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Restricted ADS Letter Agreement.

In connection with the redomiciliation (through a transaction known as a continuation under Section 206 of the Companies Act (as amended) of the Cayman Islands and Article 161 of the Swiss Federal Code on Private International Law) of the Company from Cayman Islands to Switzerland, the Company and the Depositary hereby supplement the Restricted ADS Letter Agreement to provide for the Restricted ADSs (the “Amgen RADSs”) previously issued to Amgen Inc. as a new series to be subject to the following (which will apply only to the Amgen RADSs):

1.	The Amgen RADSs will be issued under the following CUSIP No.: 07725L987.

2.	The account statements issued in respect of the Amgen RADSs will contain, and the Amgen RADSs will be subject to, the following legend:

“THESE RESTRICTED AMERICAN DEPOSITARY SHARES (THE “RESTRICTED ADSs”) AND THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR, EXCEPT AS OTHERWISE AGREED IN WRITING BY BEONE MEDICINES LTD. (THE “COMPANY”) AND BY CITIBANK, N.A., AS DEPOSITARY FOR THE RESTRICTED ADSs (THE “DEPOSITARY”), AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY AND THE DEPOSITARY ) TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT FOR SUCH SALE, PLEDGE OR HYPOTHECATION (E.G. IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT INCLUDING, WITHOUT LIMITATION, RULE 144A, REGULATION S, OR RULE 144).

THE RESTRICTED ADSs AND THE SHARES REPRESENTED THEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS AS SET FORTH IN A SHARE PURCHASE AGREEMENT, AS AMENDED, BETWEEN THE COMPANY AND THE SECURITYHOLDER, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

THE RESTRICTED ADSs CREDITED TO YOUR ACCOUNT AND THE UNDERLYING SHARES ARE ALSO SUBJECT TO THE TERMS OF AN AMENDED AND RESTATED RESTRICTED ADS LETTER AGREEMENT, DATED AS OF MAY 27, 2025, AS MAY BE AMENDED AND SUPPLEMENTED FROM TIME TO TIME (AS SO AMENDED AND SUPPLEMENTED FROM TIME TO TIME, THE “RESTRICTED ADS LETTER AGREEMENT”) AND THE AMENDED AND RESTATED DEPOSIT AGREEMENT, DATED AS OF MAY 27, 2025, AS MAY BE AMENDED AND SUPPLEMENTED FROM TIME TO TIME (AS SO AMENDED AND SUPPLEMENTED FROM TIME TO TIME, THE “DEPOSIT AGREEMENT”). ALL TERMS USED BUT NOT OTHERWISE DEFINED HEREIN SHALL, UNLESS OTHERWISE SPECIFICALLY DESIGNATED HEREIN, HAVE THE MEANING GIVEN TO SUCH TERMS IN THE RESTRICTED ADS LETTER AGREEMENT, OR IF NOT DEFINED THEREIN, IN THE DEPOSIT AGREEMENT.

HOLDERS AND BENEFICIAL OWNERS OF THE RESTRICTED ADSs BY ACCEPTING AND HOLDING THE RESTRICTED ADSs, AND ANY INTEREST THEREIN, SHALL BE BOUND BY THE TERMS OF THE DEPOSIT AGREEMENT AND THE RESTRICTED ADS LETTER AGREEMENT.

PRIOR TO THE SALE OF THE RESTRICTED ADSs AND ISSUANCE OF FREELY TRANSFERABLE ADSs IN RESPECT THEREOF, A HOLDER OF RESTRICTED ADSs WILL BE REQUIRED TO PROVIDE TO THE DEPOSITARY AND TO THE COMPANY A CERTIFICATION AND INSTRUCTION LETTER IN THE FORM ATTACHED TO THE RESTRICTED ADS LETTER AGREEMENT. PRIOR TO THE WITHDRAWAL OF THE RESTRICTED SHARES, A HOLDER OF RESTRICTED ADSs WILL BE REQUIRED TO PROVIDE TO THE DEPOSITARY AND TO THE COMPANY A WITHDRAWAL CERTIFICATION IN THE FORM ATTACHED TO THE RESTRICTED ADS LETTER AGREEMENT. THE TRANSFER AND OTHER RESTRICTIONS SET FORTH HEREIN AND IN THE RESTRICTED ADS LETTER AGREEMENT SHALL REMAIN APPLICABLE WITH RESPECT TO THE RESTRICTED ADSs AND THE RESTRICTED SHARES UNTIL SUCH TIME AS THE PROCEDURES SET FORTH IN THE RESTRICTED ADS LETTER AGREEMENT FOR REMOVAL OF RESTRICTIONS ARE SATISFIED. NEITHER THE COMPANY NOR THE DEPOSITARY MAKES ANY REPRESENTATION AS TO THE AVAILABILITY OF ANY EXEMPTION UNDER THE SECURITIES ACT FOR RESALE, PLEDGE OR HYPOTHECATION OF THE RESTRICTED ADSs. A COPY OF THE DEPOSIT AGREEMENT AND OF THE RESTRICTED ADS LETTER AGREEMENT MAY BE OBTAINED FROM THE DEPOSITARY OR THE COMPANY UPON REQUEST.”

Except as specifically provided herein, the Amgen RADSs will be subject to the terms of the Restricted ADS Letter Agreement.

This amended and restated supplemental letter agreement shall be interpreted in accordance with, and all the rights and obligations hereunder shall be governed by, the laws of the State of New York as applicable to contracts to be wholly performed within the State of New York. This amended and restated supplemental letter agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of such counterparts shall constitute the same agreement.

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The Company and the Depositary have caused this amended and restated supplemental letter agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

BEONE MEDICINES LTD.

By:	/s/ Chan Lee
Name: Chan Lee
Title: SVP, General Counsel

CITIBANK, N.A., as Depositary

By:	/s/ Leslie DeLuca
Name: Leslie DeLuca
Title: Attorney-in-Fact